Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares

In

O'CONNOR FUND OF FUNDS: MULTI-STRATEGY

Tendered Pursuant to the Offer to Purchase
Dated September 19, 2013

If you do not wish to sell any of your shares, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS LETTER OF TRANSMITTAL
MUST BE RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
FAX BY, THE END OF THE DAY ON
THURSDAY, OCTOBER 17, 2013, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete The Last Page Of This Letter Of Transmittal And Fax
Or Mail In The Enclosed Postage-Paid Envelope To:

O'Connor Fund of Funds: Multi-Strategy
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Letter of Transmittal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to O'Connor Fund of Funds: Multi-Strategy, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the shares of beneficial interest of the Fund ("Shares") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated September 19, 2013 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer.  The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase the Shares tendered hereby.  The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Shares will be purchased.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's Administrator, BNY Mellon Investment Servicing (US) Inc. ("BNY"), to receive this Letter of Transmittal or any other document.  Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine.  Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.

Shareholders are responsible for confirming receipt of this Letter of Transmittal and, therefore, must contact BNY at the address and phone number set forth above.  Please allow 48 hours for this Letter of Transmittal to be processed prior to contacting BNY to confirm receipt.  If you fail to confirm receipt of this Letter of Transmittal, there can be no assurance that your tender has been received by the Fund.

Payment of the purchase price for the Shares of the undersigned, as described in Section 6 of the Offer to Purchase, will consist of a promissory note that will be held for the undersigned by BNY.  Cash payments due pursuant to the promissory note will be deposited directly to the undersigned's brokerage account at UBS Financial Services Inc. ("UBS Financial Services") if the undersigned has a UBS Financial Services account, and, upon a withdrawal of such payment from such account, UBS Financial Services will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

O'CONNOR FUND OF FUNDS: MULTI-STRATEGY

If you do not want to sell your Shares at this time, please disregard this notice.  This is simply notification of the Fund's tender offer.  If you choose to tender, you are responsible for confirming that BNY Mellon Investment Servicing (US) Inc. ("BNY") has received your documents by the tender Expiration Date.  Please allow 48 hours for your Letter of Transmittal to be processed prior to contacting BNY to confirm receipt.  To assure good delivery, please send this page to BNY and not to your Financial Advisor.  This Letter of Transmittal must be received by BNY either by mail or by fax by the end of the day on Thursday, October 17, 2013, at 12:00 midnight, New York time, unless the offer is extended.

Please fax or mail (this page only) in the enclosed postage-paid envelope to:

O'Connor Fund of Funds: Multi-Strategy
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, DE 19703-9911
Attn: Tender Offer Administrator

For additional information:

Phone:	(877) 431-1973
Fax:	(302) 793-8201 (302) 793-8202

Part 1. Name:
Name of Shareholder:	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

SS# or Taxpayer ID #: ☐☐☐ ☐☐ ☐☐☐☐	Phone #: ☐☐☐ ☐☐☐ ☐☐☐☐

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

Part 2. Amount of Shares of the Fund to be Tendered (please check one):
☐	All Shares.
☐	Shares with a specific dollar value. $______________________

Subject to maintenance of a minimum balance of $50,000 ($25,000 for certain shareholders, as disclosed in the Fund's Prospectus) (the "Required Minimum Balance").
The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Amounts payable are subject to pro ration as described in the Offer to Purchase.

Part 3. Signature(s):
FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:	______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Shareholder:	______________________________________________________________________

Joint Tenant Signature:	______________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:	______________________________________________________________________

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:	______________________________________________________________________

Signature:	______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Signatory and Title:	______________________________________________________________________

Co-Signatory if necessary:	______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Co-Signatory and Title:	______________________________________________________________________